FROM:	Edgar.Postmaster@sec.gov
DATE:	Wed, 23 Mar 2005 12:08:00 -0500 (EST)
TO:	<rturner@aclassifiedad.net>
SUBJECT:	ACCEPTED FORM TYPE ID-NEWCIK (9999999996-05-007694)
THE FOLLOWING SUBMISSION HAS BEEN ACCEPTED BY THE U.S.
SECURITIES AND EXCHANGE
COMMISSION.
COMPANY:       CLASSIFIED AD, INC.
FORM TYPE:     ID-NEWCIK	NUMBER OF DOCUMENTS: 1
RECEIVED DATE: 21-Mar-2005 16:26    ACCEPTED DATE:       23-Mar-2005
12:08
TEST FILING:   NO	CONFIRMING COPY:     NO
ACCESSION NUMBER: 9999999996-05-007694
PLEASE REFER TO THE ACCESSION NUMBER LISTED ABOVE FOR
FUTURE INQUIRIES.
REGISTRANT(S):
l CIK:        0001321499 COMPANY:
CLASSIFIED AD, INC. FORM TYPE:
ID-NEWCIK
SUMMARY OF CHANGES:
Your application for access to EDGAR has been accepted. Your CIK is 0001321499. Please connect to the EDGAR Filer Management URL
   https://www.fUermanagement. edgarfiling.sec.gov to generate
EDGAR access codes using your CIK and pass phrase.
				NOTICE
URGENT: Verify that all of your addresses on the EDGAR database are correct. An incorrect address in the EDGAR Accounting Contact Name and Address information may result in your fee Account Activity
Statement being returned to the SEC as undeliverable. Please correct outdated addresses via the EDGAR filing website.
The EDGAR system is available to receive and process filings from 6:00 a.m. to 10:00 p.m. Eastern Time on business days. Filer Support staff members are available to respond to requests for assistance from 7:00 a.m. to 7:00 p.m. Eastern Time.
We strongly encourage you to visit the Filing Website at http://mail.esecuresoft.com:8383/Xfafa989293ce9I9d9f9d7ab4ac9d/ print.27386.cgi?mbx=...
4/11/2005